Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JEFFREY R. IMMELT, BRACKETT B. DENNISTON III, KEITH S. SHERIN, JAMIE S. MILLER, MICHAEL R. MCALEVEY and CHRISTOPH A. PEREIRA his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on the respective dates set forth below.

/s/ Jeffrey R. Immelt	November 21, 2008	/s/ Keith S. Sherin	November 21, 2008
Jeffrey R. Immelt		Keith S. Sherin
Chairman of the Board of Directors		Vice Chairman and Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

/s/ Jamie S. Miller	November 21, 2008	/s/ James I. Cash, Jr.	November 21, 2008
Jamie S. Miller		James I. Cash, Jr.
Vice President and Controller		Director
(Principal Accounting Officer)

/s/ William M. Castell	November 21, 2008	/s/ Ann M. Fudge	November 21, 2008
William M. Castell		Ann M. Fudge
Director		Director

/s/ Claudio X. Gonzalez	November 21, 2008	/s/ Susan Hockfield	November 21, 2008
Claudio X. Gonzalez		Susan Hockfield
Director		Director

/s/ Andrea Jung	November 21, 2008	/s/ Alan G. Lafley	November 21, 2008
Andrea Jung		Alan G. Lafley
Director		Director

/s/ Robert W. Lane	November 21, 2008	/s/ Ralph S. Larsen	November 21, 2008
Robert W. Lane		Ralph S. Larsen
Director		Director

/s/ Rochelle B. Lazarus	November 21, 2008	/s/ James J. Mulva	November 21, 2008
Rochelle B. Lazarus		James J. Mulva
Director		Director

/s/ Sam Nunn	November 21, 2008	/s/ Roger S. Penske	November 21, 2008
Sam Nunn		Roger S. Penske
Director		Director

/s/ Robert J. Swieringa	November 21, 2008	/s/ Douglas A. Warner III	November 21, 2008
Robert J. Swieringa		Douglas A. Warner III
Director		Director

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